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                                                                    EXHIBIT 16.1

                           [ARTHUR ANDERSEN LETTERHEAD]



January 25, 1995

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the attached Form 8-K of Price Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP